UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 29, 2008

IKON Office Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-5964	23-0334400
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Valley Stream Parkway, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-408-7427

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As announced by IKON Office Solutions, Inc. (the "Company") in its press release dated January 23, 2008, and in connection with the Company’s formation of its IKON U.S. operating business unit, Brian D. Edwards no longer serves as the Senior Vice President of U.S. Sales and Services of the Company. Mr. Edwards' employment with the Company terminated on February 29, 2008, pursuant to the terms of his separation agreement.

Item 7.01 Regulation FD Disclosure.

On March 3, 2008, the Company issued a press release announcing that it has updated its share repurchase plan for fiscal year 2008. A copy of this press release is furnished as Exhibit 99.1 to this report.

Item 8.01 Other Events.

On February 27, 2008, the Company issued a press release announcing that the Company held its Annual Meeting of Shareholders earlier that day. A copy of this press release is furnished as Exhibit 99.2 to this report.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release dated March 3, 2008
99.2 Press Release dated February 27, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKON Office Solutions, Inc.

March 3, 2008	By:	Mark A. Hershey

Name: Mark A. Hershey
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 3, 2008
99.2	Press Release dated February 27, 2008